SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 18, 2006

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)


    Nevada                  000-21430                         88-0296885
(State or other
jurisdiction of             (Commission                      (IRS Employer
corporation)                File Number)                    Identification No.)


2901 Las Vegas Boulevard
Las Vegas, Nevada                                                 89109
(Address of principal office)                                  (Zip code)

Registrant's Telephone number,                               (702) 794-9237
    including area code                                ------------------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On April 18, 2006, Duane R. Krohn, Chief Financial Officer and Treasurer of Riviera Holdings Corporation (the "Company") and Executive Vice President of Finance and Treasurer of Riviera Operating Corporation ("ROC"), the Company's wholly-owned subsidiary, notified the Company of his retirement, effective May 2, 2006.


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         William L. Westerman, the Company's and ROC's Chief Executive Officer,
has been appointed to Mr. Krohn's positions on an interim basis, with no change in Mr. Westerman's current employment agreement or compensation. Mr. Westerman's interim appointment is effective upon Mr. Krohn's retirement. Copies of Mr. Westerman's employment agreement and prior amendments thereto are filed as exhibits in the Company's reports filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, including Form 10-K for the year ended December 31, 2005 ("2005 Form 10-K"). Other information concerning Mr. Westerman appears in the 2005 Form 10-K and in the Company's proxy statement for its 2005 annual meeting of shareholders, filed with the SEC on April 22, 2005.


Section 9 - Financial Statements and Exhibits

                  Item 9.01 Financial Statements and Exhibits.
                               (a) Not applicable.
                               (b) Not applicable.
         (c) Not applicable. (d) Exhibits:

                  99.1 Riviera Holdings Corporation press release, dated April 21, 2006.








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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2006                         RIVIERA HOLDINGS CORPORATION




                                                By: /s/ Tullio Marchionne
                                                Secretary